EXHIBIT 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of this 30th day of June, 2006, by and among FOREST CITY RENTAL PROPERTIES CORPORATION, an Ohio corporation (the “Borrower”), KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), NATIONAL CITY BANK, as Syndication Agent (the “Syndication Agent” and, together with the Administrative Agent, the “Agents”), BANK OF AMERICA, N.A. and LASALLE BANK NATIONAL ASSOCIATION, as Co-Documentation Agents, and the banks party to the Credit Agreement (as hereinafter defined) as of the date hereof (collectively, the “Banks” and individually a “Bank”). Capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement, as hereinafter defined.

W I T N E S S E T H:

WHEREAS, the Borrower, the Banks and the Agents have previously entered into a certain Credit Agreement dated as of March 22, 2004, as amended by that certain First Amendment to Credit Agreement dated as of January 19, 2005, among the Borrower, the Banks and the Agents and as further amended by that certain Second Amendment to Credit Agreement dated as of April 7, 2005, among the Borrower, the Banks and the Agents and that certain letter agreement dated January 20, 2006, among the Borrower, the Guarantor, the Banks and the Agents (as so amended, the “Credit Agreement”); and

WHEREAS, in connection with the Credit Agreement, Forest City Enterprises, Inc. (the “Parent”) made and entered into a certain Guaranty of Payment of Debt in favor of the Agents and the Banks, dated as of March 22, 2004, as amended by that certain First Amendment to Guaranty of Payment of Debt dated as of January 19, 2005, that certain Second Amendment to Guaranty of Payment of Debt dated as of April 7, 2005 and that certain Third Amendment of Guaranty of Payment of Debt dated as of the date hereof (as so amended, the “Guaranty”); and

WHEREAS, the Borrower, the Banks and the Agents desire to make certain amendments to the Credit Agreement to, among other things, extend the Termination Date and increase the Total Revolving Loan Commitments, subject to the terms and conditions contained herein; and

WHEREAS, the Banks and the Agents are willing to amend the Credit Agreement on the respective terms and conditions set forth herein and such terms and conditions are agreeable to the Borrower and to the Parent.

NOW, THEREFORE, it is mutually agreed as follows:

1. AMENDMENT TO ARTICLE I OF THE CREDIT AGREEMENT. Article I of the Credit Agreement shall be amended as follows:

(a) Amendment of Definition of “Closing Date Commitment Amount". The definition of “Closing Date Commitment Amount” contained in Article I of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

"Closing Date Commitment Amount” shall mean $600,000,000.

(b) Amendment of Definition of “Commitment". The definition of “Commitment” contained in Article I of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

"Commitment” shall mean the obligation of each Bank, during the Commitment Period, to make Revolving Loans in an aggregate maximum amount not to exceed the amount set forth opposite such Bank’s name under the column headed “Maximum Amount” on Exhibit A hereof, or such lesser amount as shall be determined pursuant to Section 5.07(b) hereof.

(c) Amendment of Definition of “Commitment Period". The definition of “Commitment Period” contained in Article I of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

"Commitment Period” shall mean the period from the Third Amendment Closing Date until the Termination Date.

(d) Amendment of Definition of “Note” and “Notes". The definition of “Note” and “Notes” contained in Article I of the Credit Agreement shall be amended by deleting them in their entirety and replacing them with the following:

"Note” or “Notes” shall mean (a) a Revolving Loan Note or (b) a Swing Line Note, as the context may require.

(e) Amendment of Definition of “Surety Bonds". The definition of “Surety Bonds” contained in Article I of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

"Surety Bonds” means the bonds, undertakings and other like obligations executed by a Surety for the Parent subject to an Indemnity Agreement and a Subordination Agreement, in a maximum aggregate principal amount of $30,000,000 for all Sureties, provided, that this definition shall not include Performance Surety Bonds as defined in the Guaranty.

(f) Amendment of Definition of “Termination Date". The definition of “Termination Date” contained in Article I of the Credit Agreement shall be amended by deleting the date of “March 31, 2008” contained therein and replacing it with the date “March 31, 2009”, but leaving it the same in all other respects.

(g) Addition of Definition of “Revolving Loan Note". Article I of the Credit Agreement shall be amended by adding in its appropriate alphabetical place, the following definition for “Revolving Loan Note”:

"Revolving Loan Note” shall mean a note or notes substantially in the form of Exhibit D attached hereto, executed and delivered by the Borrower pursuant to Section 2.05 or 13.08 hereof, as applicable, and as each such note may be, from time to time, amended, restated or otherwise modified and all replacements therefor.

(h) Addition of Definition of “Third Amendment Closing Date". Article I of the Credit Agreement shall be amended by adding, in its appropriate alphabetical place, the following definition for “Third Amendment Closing Date”:

"Third Amendment Closing Date” shall mean the date upon which all of the conditions to the effectiveness of the Third Amendment to Credit Agreement have been satisfied by the Borrower or waived in writing by the Agents.

(i) Addition of Definition of “Third Amendment to Credit Agreement". Article I of the Credit Agreement shall be amended by adding, in its appropriate alphabetical place, the following definition for “Third Amendment to Credit Agreement”:

"Third Amendment to Credit Agreement” shall mean the Third Amendment to Credit Agreement, dated as of June 30, 2006, among the Borrower, the Banks party to the Agreement as of the date thereof and the Agents.

(j) Deletion of Defined Terms. Article I of the Credit Agreement shall be amended by deleting the following defined terms: “Additional Bank”, “Additional Bank Assumption Agreement”, “Additional Bank Assumption Effective Date” and “Additional Commitments”.

2. AMENDMENT TO ARTICLE II OF THE CREDIT AGREEMENT. Article II of the Credit Agreement shall be amended as follows:

(a) Amendment to Section 2.05(a). Section 2.05(a) of the Credit Agreement shall be amended by deleting each reference to “Note” or “Notes” contained therein and replacing it with a reference to “Revolving Loan Note” or “Revolving Loan Notes,” as applicable.

(b) Amendment to Section 2.05(b). Section 2.05(b) of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

(b) [Reserved.].

(c) Amendment to Section 2.05(c). Section 2.05(c) shall be amended by deleting it in its entirety and replacing it with the following:

(c) The Revolving Loan Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and dated as of the Third Amendment Closing Date, (iii) be in a stated principal amount equal to the Commitment of such Bank and payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Termination Date and (v) be entitled to the benefits of this Agreement and the other Related Writings. The Revolving Loan Notes shall be subject to the terms of this Agreement.

(d) Amendment to Section 2.06. Section 2.06 of the Credit Agreement shall be amended by deleting each reference to “Notes” contained therein and replacing it with a reference to “Revolving Loan Notes.”

3. AMENDMENT TO SECTION 3.01(a) OF THE CREDIT AGREEMENT. Section 3.01(a) of the Credit Agreement shall be amended by deleting the amount of “$60,000,000” contained therein and replacing it with the amount of “$100,000,000”, but leaving it the same in all other respects.

4. AMENDMENT TO SECTION 4.01(d) OF THE CREDIT AGREEMENT. Section 4.01(d) of the Credit Agreement shall be deleted in its entirety and replaced with the following:

SECTION 4.01(d). INDICATED SPREAD. The Indicated Spread is measured in basis points and from and including the Third Amendment Closing Date to the Termination Date, shall be 50 basis points for the Base Rate Option and 175 basis points for the LIBOR Rate Option.

5. AMENDMENT TO SECTION 5.07(a) OF THE CREDIT AGREEMENT. Section 5.07(a) of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

(a) [Reserved.].

6. AMENDMENT TO SECTION 8.04(e) OF THE CREDIT AGREEMENT. Section 8.04(e) of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

(e) Indebtedness owed by a Subsidiary or the Borrower as permitted by Section 8.06(b) hereof.

7. AMENDMENT TO SECTION 8.06 OF THE CREDIT AGREEMENT. Section 8.06 of the Credit Agreement shall be amended as follows:

(a) Amendment to Section 8.06(b). Section 8.06(b) of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

(b) any loan from the Borrower to any of its Subsidiaries or from a Subsidiary of the Borrower to another Subsidiary of the Borrower or from a Subsidiary to the Borrower; provided, that (i) such loans shall be made only in the ordinary course of business, (ii) any such loan from a Subsidiary to the Borrower shall be subordinated in all respects to the Borrower’s Debt to the Banks on such terms and conditions as may be satisfactory to the Banks, and (iii) Borrower shall not cause or permit any Subsidiary to take any action to enforce payment of any loan made by the Subsidiary to another Subsidiary without the prior written consent of the Banks;

(b) Amendment to Section 8.06(c). Section 8.06(c) of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

(c) any advance or loan made in the normal course of business of acquiring properties for, or selling or developing properties of, the Borrower or any Subsidiary;.

8. AMENDMENT TO SECTION 12.04(b) OF THE CREDIT AGREEMENT. Section 12.04 (b) of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

(b) For purposes of determining compliance with the conditions specified in Article VI, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Agent shall have received written notice from such Bank prior to the Closing Date specifying its objection thereto.

9. REPLACEMENT OF EXHIBIT A AND EXHIBIT D. The Credit Agreement is hereby amended to replace Exhibit A thereto with Exhibit A attached to this Amendment and to replace Exhibit D thereto with Exhibit D attached to this Amendment.

10. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Agents and each of the Banks as follows:

(a) INCORPORATION OF REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty made by the Borrower in Article IX of the Credit Agreement is incorporated herein as if fully rewritten herein at length and is true, correct and complete as of the date hereof (after giving effect to any revisions to Schedule 9.22 or Schedule 9.23 that may have been delivered to the Agents on or before the Third Amendment Closing Date).

(b) REQUISITE AUTHORITY. The Borrower has all requisite power and authority to execute and deliver and to perform its obligations in respect of this Amendment and the Revolving Loan Notes and each and every other agreement, certificate, or document required by this Amendment and to perform its obligations in respect of the Credit Agreement as amended by this Amendment.

(c) DUE AUTHORIZATION; VALIDITY. The Borrower has taken all necessary action to authorize the execution, delivery, and performance by it of this Amendment and the Revolving Loan Notes and every other instrument, document, and certificate relating thereto. Each of this Amendment and each Revolving Loan Note has been duly executed and delivered by the Borrower and is the legal, valid, and binding obligation of the Borrower enforceable against it in accordance with its respective terms.

(d) NO CONSENT. No consent, approval, or authorization of, or registration with, any governmental authority or other Person is required in connection with the execution, delivery and performance of this Amendment and the Revolving Loan Notes and the transactions contemplated hereby and thereby.

(e) NO DEFAULTS.  No event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default or Possible Default under the Credit Agreement.

11. CONDITIONS TO EFFECTIVENESS OF AMENDMENT.

(a) CLOSING CONDITIONS. Except as otherwise expressly provided in this Amendment, prior to or concurrently with the Third Amendment Closing Date, and as conditions precedent to the effectiveness of the amendments to the Credit Agreement provided for herein, the following actions shall be taken, all in form and substance satisfactory to the Agents and the Banks and their respective counsel:

(i) LOAN DOCUMENTS AND CORPORATE DOCUMENTS. The Borrower shall deliver or cause to be delivered to the Agents and the Banks the following documents, in all cases duly executed and delivered by the Borrower and/or the Parent, and/or certified, as the case may be:

(1) Certified copy of the resolutions of the board of directors of the Borrower evidencing approval of the execution, delivery and performance of this Amendment and the Revolving Loan Notes;

(2) Certified copy of the resolutions of the board of directors of the Parent evidencing approval of the execution, delivery and performance of the Third Amendment to Guaranty of Payment of Debt dated as of the date hereof, by the Parent in favor of the Agents and the Banks (the “Third Amendment to Guaranty”);

(3) A good standing certificate, dated as of a recent date, from the State of Ohio for the Borrower;

(4) A good standing certificate, dated as of a recent date, from the State of Ohio for the Parent;

(5) A certificate of the secretary or assistant secretary of the Borrower certifying the names of the officers of the Borrower authorized to sign this Amendment and the Revolving Loan Notes, together with the true signatures of such officers;

(6) A certificate of the secretary or assistant secretary of the Parent certifying the names of the officers of the Parent authorized to sign the Third Amendment to Guaranty, together with the true signatures of such officers;

(7) Counterparts of this Amendment, executed and delivered by the Borrower, the Agents, and the Banks and of the Parent’s Acknowledgment and Consent to this Amendment executed and delivered by the Parent;

(8) A Revolving Loan Note, executed and delivered by the Borrower and made payable to each Bank in the amount of its respective Commitment to make Revolving Loans;

(9) Copies of the Articles of Incorporation and Code of Regulations of the Borrower, certified by the secretary or the assistant secretary of the Borrower as being true and complete as of the Third Amendment Closing Date;

(10) Copies of the Articles of Incorporation and Code of Regulations of the Parent, certified by the secretary or the assistant secretary of the Parent as being true and complete as of the Third Amendment Closing Date;

(11) Counterparts of the Third Amendment to Guaranty, executed and delivered by the Parent, the Agents and the Banks; and

(12) A certificate of the secretary or assistant secretary of the Borrower and the Parent certifying that as of the date of this Amendment, no Event of Default or Possible Default exists or will exist under the Credit Agreement, as amended hereby, or the Guaranty.

(ii) OPINION OF COUNSEL FOR PARENT. The Borrower shall deliver or caused to be delivered to the Agents and the Banks a favorable opinion of counsel for the Parent as to the due authorization, execution, and delivery, and legality, validity and enforceability of the Third Amendment to Guaranty and the Parent’s Acknowledgment and Consent to this Amendment and such other matters as the Agents or the Banks may request.

(iii) OPINION OF COUNSEL FOR BORROWER. The Borrower shall deliver or caused to be delivered to the Agents and the Banks a favorable opinion of counsel for the Borrower as to the due authorization, execution, and delivery, and legality, validity and enforceability of this Amendment and the Revolving Loan Notes and such other matters as the Agents or the Banks may request.

(iv) PAYMENT OF FEES TO BANKS. On or before the Third Amendment Closing Date, the Borrower shall have paid to the Agents and the Banks all costs, fees and expenses incurred by them through the Third Amendment Closing Date in the preparation, negotiation and execution of this Amendment and the Third Amendment to Guaranty (including, without limitation, the reasonable legal fees and expenses of Thompson Hine LLP). The Borrower shall pay an amendment fee to the Administrative Agent for distribution to the Banks and all such other fees as may be due and payable in the respective amounts set forth in the fee letter from the Agents to the Borrower dated as of May 30, 2006.

(v) REVISED SCHEDULES. If necessary to make the representations and warranties contained in Section 10(a) above true, correct and complete, the Borrower shall have delivered to the Agents and the Banks a new Schedule 9.22 and/or Schedule 9.23.

(b) DEFINITION. The “Third Amendment Closing Date” shall mean the date this Amendment is executed and delivered by the Borrower, the Banks and the Agents and all the conditions set forth in subsection (a) of this Section 11 have been satisfied or waived in writing by the Agents.

(c) EXISTING NOTES. Promptly following the Third Amendment Closing Date, each Bank shall deliver to the Administrative Agent, any and all Revolving Loan Notes dated as of a date prior to the Third Amendment Closing Date for the return of same to the Borrower.

12. NO WAIVER. Except as otherwise expressly provided herein, the execution and delivery of this Amendment by the Agents and the Banks shall not constitute a waiver or release of any obligation or liability of the Borrower under the Credit Agreement as in effect prior to the effectiveness of this Amendment or as amended hereby or waive or release any Event of Default or Possible Default existing at any time.

13. EFFECT ON OTHER PROVISIONS. Except as expressly amended by this Amendment, all provisions of the Credit Agreement continue unchanged and in full force and effect and are hereby confirmed and ratified. All provisions of the Credit Agreement shall be applicable to this Amendment.

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IN WITNESS WHEREOF, the parties hereto, each by an officer thereunto duly authorized, have caused this Third Amendment to Credit Agreement to be executed and delivered as of the date first above written.

FOREST CITY RENTAL PROPERTIES

CORPORATION

By: /s/ Thomas G. Smith

Title: Vice President and Assistant Secretary

KEYBANK NATIONAL ASSOCIATION,

Individually and as Administrative Agent

By: /s/ Joshua K. Mayers

Title: Assistant Vice President

NATIONAL CITY BANK, Individually and

as Syndication Agent

By: /s/ Anthony J. DiMare

Title: Senior Vice President

THE HUNTINGTON NATIONAL BANK

By: /s/ Ryan Terrano

Title: Vice President

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Megan McBride

Title: Senior Vice President

COMERICA BANK

By:	/s/ Adam Sheets

Title: Account Officer

(Signature page to Third Amendment to Credit Agreement)

FIRST MERIT BANK

By: /s/ John F. Neumann

Title: Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION

By: /s/ Marilyn Tomfohrde

Title: Senior Vice President

MANUFACTURERS AND TRADERS

TRUST COMPANY

By: /s/ Brian D. Beitz

Title: Vice President

FIFTH THIRD BANK

By: /s/ Martin H. McGinty

Title: Vice President

BANK OF AMERICA, N. A.

By: /s/ James J. Magaldi

Title: Senior Vice President

CALYON NEW YORK BRANCH

By: /s/ Paul T. Ragusin

Title: Director

By: /s/ Kenneth D. Conner

Title: Director

(Signature page to Third Amendment to Credit Agreement)

BANK OF MONTREAL

By: /s/ Virginia Neale

Title: Vice President

CHARTER ONE BANK, N.A.

By: /s/ Michael Kauffman

Title: Vice President

(Signature page to Third Amendment to Credit Agreement)
ACKNOWLEDGMENT AND CONSENT OF GUARANTOR

FOREST CITY ENTERPRISES, INC., an Ohio corporation, Guarantor under that certain Guaranty of Payment of Debt issued on or about March 22, 2004, as amended by that certain First Amendment to Guaranty of Payment of Debt, dated as of January 19, 2005, that certain Second Amendment to Guaranty of Payment of Debt, dated as of April 7, 2005 and that certain Third Amendment to Guaranty of Payment of Debt, dated as of June 30, 2006 (as so amended, the “Guaranty of Payment of Debt”) to and in favor of the Agents and the Banks in respect of, inter alia., the indebtedness of FOREST CITY RENTAL PROPERTIES CORPORATION under the Credit Agreement referenced in the foregoing Third Amendment to Credit Agreement, hereby acknowledges that it consents to the foregoing Third Amendment to Credit Agreement and confirms and agrees that its Guaranty of Payment of Debt, as amended to the date hereof, is and shall remain in full force and effect with respect to the Credit Agreement as in effect prior to, and from and after, the amendment thereof pursuant to the foregoing Third Amendment to Credit Agreement.

Dated: June 30, 2006	FOREST CITY ENTERPRISES, INC.

By: /s/ Thomas G. Smith

Title: Chief Financial Officer, Executive Vice President and Secretary

EXHIBIT A

Bank	Maximum Amount

KeyBank National Association	$70,000,000
National City Bank	$70,000,000
Bank of America, N. A.	$55,000,000
LaSalle Bank National Association	$55,000,000
U.S. Bank National Association	$50,000,000
Fifth Third Bank	$45,000,000
Manufacturers and Traders Trust Company	$45,000,000
The Huntington National Bank	$45,000,000
Charter One Bank, N.A.	$40,000,000
Bank of Montreal	$35,000,000
Calyon New York Branch	$35,000,000
Comerica Bank	$30,000,000
First Merit Bank	$25,000,000

TOTAL	$600,000,000

EXHIBIT D

[Form of]
REVOLVING LOAN NOTE
[Name of Holder]

$     Cleveland, Ohio

June 30, 2006

FOR VALUE RECEIVED, the undersigned, FOREST CITY RENTAL PROPERTIES CORPORATION, an Ohio corporation (the “Borrower”), hereby promises to pay to the order of [Name of Holder] (the “Holder”), in lawful money of the United States of America, at the main office of KeyBank National Association, Administrative Agent, 127 Public Square, Cleveland, Ohio 44114, the principal sum of [     ] DOLLARS ($[     ]), or, if lesser, the aggregate unpaid principal amount of all Revolving Loans evidenced by this Note made by the Holder to the Borrower pursuant to Section 2.03 of the Credit Agreement (as defined hereinafter). The unpaid principal balance outstanding on this Revolving Loan Note (this “Note”) from time to time and interest thereon shall be determined by the ledgers and records of the Holder as accurately maintained.

This Note is one of the Revolving Loan Notes defined and referred to in, and is entitled to the benefits of, a certain Credit Agreement, dated as of March 22, 2004, as amended by that certain First Amendment to Credit Agreement dated as of January 19, 2005, that certain Second Amendment to Credit Agreement dated as of April 7, 2005, and that certain Third Amendment to Credit Agreement dated as of the date hereof, each by and among the Borrower, the Banks named therein, KeyBank National Association, as Administrative Agent, and National City Bank, as Syndication Agent (as so amended, and as may be further amended, restated or otherwise modified from time to time, the “Credit Agreement”). A statement of the rights of the Holder and the duties and obligations of the Borrower in relation thereto is made by reference to the Credit Agreement, but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Note when due. Capitalized terms used in this Note but not defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

The principal of this Note shall be due and payable on the Termination Date, or earlier as provided in the Credit Agreement. The Borrower also promises to pay interest on the unpaid principal amount of this Note from time to time outstanding from the date of this Note until the payment in full thereof at the rates per annum determined in accordance with the Credit Agreement. Interest shall be payable on each date provided for in or determined in accordance with the provisions of the Credit Agreement; provided, that interest on any principal not paid when due shall be due and payable on demand.

Interest on this Note shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

Reference is hereby made to the Credit Agreement, which contains provisions for the acceleration of the maturity hereof upon the happening of certain stated events and for voluntary prepayments hereon. The term “Holder” includes the successors and assigns, if any, of the Holder named in the first paragraph hereof.

If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate(s) equal to the rate(s) otherwise in effect pursuant to the Credit Agreement plus two percent (2%) per annum. All payments of principal and interest on this Note shall be made in immediately available funds.

The Borrower waives demand, presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection and bringing suit, and agrees that the Holder may extend the time for payment, accept partial payment, take security therefor or exchange or release any collateral, without discharging or releasing the Borrower.

This Note was executed in Cleveland, Cuyahoga County, Ohio. The construction, validity and enforceability of this Note shall be governed by and interpreted according to the laws of the State of Ohio.

The Borrower authorizes any attorney at law to appear before any court of record, whether state or Federal, in the county where this Note was executed or where the Borrower resides or may be found, after the unpaid principal balance of this Note becomes due, either by lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, and waive the issuance and service of process, admit the maturity of this Note, by reason of acceleration or otherwise, and confess judgment against the Borrower in favor of the Holder of this Note for the amount then appearing due on this Note, together with interest thereon and costs of suit, and thereupon to release all errors and waive all rights of appeal and stays of execution. The Borrower expressly authorizes any attorneys or agents for the Holder to receive compensation from the Holder for services rendered in exercising the foregoing warrant of attorney and in the enforcement of any judgment obtained against the Borrower in favor of the Holder on this Note, and the Borrower expressly waives any conflict of interest to which any attorneys for the Holder may be subject that may arise in connection with such attorneys exercising any of the rights and/or powers of the Holder provided for herein or the enforcement of any judgment hereon in favor of the Holder. The foregoing warrant of attorney shall survive any judgment and may be used from time to time without exhausting the right to further use the warrant of attorney and, if any judgment be vacated for any reason, the Holder of this Note nevertheless may use the foregoing warrant of attorney to obtain an additional judgment or judgments against the Borrower.

“WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.”

FOREST CITY RENTAL PROPERTIES

CORPORATION

By:
Name: Thomas G. Smith
Title: Executive Vice President, Chief
Financial Officer and Secretary